Exhibit 10.3

EXECUTION COPY

AMENDED AND RESTATED FEE LETTER

May 9, 2014

RPM Funding Corporation

2628 Pearl Road, Suite 100

Medina, Ohio 44256

Attention: Treasurer

Ladies and Gentlemen:

This is the “Fee Letter” referred to in the Amended and Restated Receivables Purchase Agreement dated as of May 9, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among RPM Funding Corporation (the “Seller”), RPM International, Inc. (“RPM-Delaware”), as initial Servicer, Fifth Third Bank (“Fifth Third”) and PNC Bank, National Association, (“PNC” and each of Fifth Third and PNC, a “Purchaser” and, collectively, the “Purchasers”), and PNC, in its capacity as administrative agent for the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent”). This Fee Letter amends and restates that certain amended and restated fee letter, dated as of May 31, 2011 (as amended, restated or supplemented prior to the date hereof, the “Prior Fee Letter”). This Fee Letter is not intended to constitute a novation of the Prior Fee Letter, and all fees that have accrued under the Prior Fee Letter prior to the date hereof shall be payable by the Seller in accordance with the terms thereof. Capitalized terms used in this Fee Letter and not otherwise defined herein shall have the respective meanings ascribed thereto in, or by reference in, the Agreement.

In addition to any fees and expenses payable pursuant to the Agreement:

1. On or prior to the date hereof, the Seller hereby agrees to pay to each Purchaser, a fully-earned and non-refundable fee in immediately available funds equal to the product of (a) such Purchaser’s Commitment on the date hereof after giving effect to the Agreement and (b) 0.10% (the “Amendment Fee”); provided, however, that the Amendment Fee otherwise payable to PNC shall be paid to PNC Capital Markets LLC for its own account; and

2. The Seller hereby agrees to pay to each of the Purchasers, a fully-earned and non-refundable fee for each day equal to the product of (a) the Unused Fee Percentage (as defined below) on such day and (b) the excess, if any, of (i) the Purchase Limit on such day, over (ii) the Aggregate Capital on such day (each such fee, a “Unused Fee”), from the date hereof until the later of the Facility Termination Date and the date following the Facility Termination Date when the Aggregate Unpaids have been indefeasibly paid in full, payable in immediately available funds in arrears monthly on each Settlement Date for the immediately preceding calendar month.

RPM Funding Corporation

For purposes of this Fee Letter the following terms shall have the following meanings:

“ Usage Percentage” shall mean, on any date of determination, the applicable percentage in the left-hand column of the table set forth below calculated as (i) the Aggregate Capital on such day, divided by (ii) the Purchase Limit on such day.

“Unused Fee Percentage” shall mean the applicable percentage in the right-hand column of the table set forth above.

Usage Percentage	Unused Fee Percentage
> 50%	0.30%
> 25% and < 50%	0.40%
< 25%	0.50%

All per annum fees shall be calculated on the basis of the actual number of days elapsed and a 360-day year. Any amount not paid when due shall bear interest at the Alternate Base Rate plus 4.0%.

For the purpose of the Agreement and each of the other Transaction Documents “Applicable Margin” means 0.70%.

Notwithstanding anything contained in Section 10.4 of the Agreement to the contrary, unless an Amortization Event or Potential Amortization Event has occurred and is continuing, the Seller shall not be obligated to reimburse the Administrative Agent and the Purchasers for the reasonable fees and disbursements of more than one law firm and third party due diligence and audit provider.

Each of the parties hereto agrees not to disclose any of the terms of this Fee Letter to any Person other than the parties hereto and except as otherwise permitted pursuant to Section 14.5 of the Agreement.

No amendment or waiver of this Fee Letter shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto (other than PNC Capital Markets LLC), and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

Upon receipt by the Administrative Agent of counterparts hereof, duly executed by each of the parties hereto, this Fee Letter shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns; provided, however, that the Seller shall not assign its obligations hereunder without the express written consent of each of the parties hereto.

THIS FEE LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER

RPM Funding Corporation

THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

[Signature Pages To Follow]

RPM Funding Corporation

Very truly yours, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Purchaser

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

FIFTH THIRD BANK, as a Purchaser

By:
Name:
Title:

PNC CAPITAL MARKETS LLC

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

A&R Fee Letter

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RPM Funding Corporation

Very truly yours, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Purchaser

By:
Name:
Title:

FIFTH THIRD BANK, as a Purchaser

By:	/s/ Andrew D. Jones
Name:	Andrew D. Jones
Title:	Vice President

A&R Fee Letter

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RPM Funding Corporation

Agreed to and Accepted as of the date first above written:

RPM FUNDING CORPORATION

By:	/s/ Edward W Moore
Name:	Edward W Moore
Title:	Secretary

A&R Fee Letter

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